SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 13, 2002

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 5.    Other Events

On November 13, 2002, CNB Financial Corporation announced the fourth quarter dividend of 27 cents per share payable on December 16, 2002 for shareholders of record on December 4, 2002. In addition, the Corporation announced the payment of a special dividend of 15 cents per share payable on December 26, 2002 for shareholders of record on December 4, 2002.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements: None

(b)	Exhibit:

99	Press Release Announcing: Dividend Increase and Special Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 14, 2002	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr. Treasurer